                                                      EXHIBIT 11.0




                                    ANALOGY, INC.
                       COMPUTATION OF PER SHARE (LOSS) EARNINGS
                        (In thousands, except per share data)



                                            THREE MONTHS ENDED        NINE MONTHS ENDED
                                               DECEMBER 31,               DECEMBER 31,
                                           ---------------------     ---------------------
                                              1996         1995        1996         1995
                                           ---------      ------    ---------      -------

Net (loss) income                          $  (1,675)     $  257    $  (3,316)     $   708
                                           ---------      ------    ---------      -------
                                           ---------      ------    ---------      -------

Net (loss) income per share (1)            $   (0.19)     $ 0.03    $   (0.39)     $  0.08
                                           ---------      ------    ---------      -------
                                           ---------      ------    ---------      -------



Weighted average shares outstanding:

Common stock                                   8,596       4,639        8,422        4,552

Dilutive common stock options and
warrants, using the treasury stock
method                                         -           2,868          -          2,851
                                           ---------      ------    ---------      -------

Shares used in per share calculations          8,596       7,507        8,422        7,403
                                           ---------      ------    ---------      -------
                                           ---------      ------    ---------      -------



(1) Fully diluted earnings per share is not disclosed on the consolidated statements of operations as it is not materially different from primary earnings per share.